Exhibit 10.4

Lease Agreement

Lease Number: ZJZ 00670

THIS LEASE AGREEMENT (“LEASE”) is executed this 20th day of August, 2007, by and between ANDA Networks (Wuhan) Inc. whose principal place of business is 31F, Zhongshang Plaza, No.7 Zhongnan Rd, Wuhan 430071, Hubei, China Tel: +86-27-8771-0789, Fax: +86-27-8732-2772, (hereinafter called “LESSEE”), and Wuhan Zhong Jiang Real Estate Development Co. Ltd., with offices at No.7, Zhongnan Rd., Wuhan 430071, Hubei, China, Tel: +86-27-87823 988, Fax: +86-27-8730 7188, (hereinafter called “LESSOR”).

Now therefore, in consideration of the following mutual promises and intending to be legally bound hereby, LESSOR and LESSER agree to the following terms and conditions:

1. PREMISES.

LESSOR hereby lets unto LESSEE for use the premises situated at B3101-11, Tower B, and A3111-16,Tower A, ZhongShang Plaza, No.7, Zhongnan Road, Wuchang, Wuhan, more specifically described on the layout attached hereto, and consisting of 1311.49 square meters (construction area), together with public shared area.

2. TERM.

The term of this Lease is for six months, beginning from Sep. 1, 2007, and ending on Feb. 29, 2008. At the expiration of said term, the LESSEE gives a written notice at least two months before the termination date of the LEASE if the LESSEE would renew the LEASE.

3. RENT.

LESSEE shall pay LESSOR rent for the use and occupancy of the premises at the rate of RMB36.6 per square meter per month, at a monthly rental of RMB 47,998.9, due and payable monthly before the 10th day of each month (the “RENT”).

4. DEPOSIT

LESSEE has paid a deposit of RMB176, 579.5 of which LESSOR acknowledges receipt within 5 days upon the effective signature for the LEASE. Upon the fulfillment of the LEASE, LESSOR shall refund to LESSEE the total amount of the deposit less any

Confidential	Page 1	9/11/2007

damages to the property. LESSOR shall return the entire deposit to LESSEE within 30 days after retaking possession; or shall return so much of the deposit as exceeds any damage done to the property.

5. PROPERTY MANAGEMENT

LESSEE agrees to pay property management fee to LESSOR per month, at the rate of RMB13.80 per square meter per month.

6. UTILITIES.

Lessee shall pay all utilities and services, including without limitation, electricity monthly before the 10th day of each month. The electricity fare is RMB0.956 per KWH.

7. INTERIOR DECORATION

LESSEE shall notify the LESSOR in writing if LESSOR would take interior decoration processing and should get LESSOR’S written consent.

8. OCCUPANCY USE/RESTRICTIONS OF PREMISES:

The premises are to be used for lawful office purposes only. LESSEE agrees not to use the premises in such a manner as to disturb the peace and quiet of other lessees in the building. LESSEE further agrees not to have the premises as other uses. Otherwise, LESSOR reserves the right to terminate the LEASE and the deposit not refunded.

9. SUBLEASE OR ASSIGNMENT:

LESSEE may not sublet or assign this Lease, or any interest in this Lease, without first obtaining the written consent of LESSOR.

10. REMEDIES FOR LESSEE DEFAULT:

If LESSEE fails to perform any term, covenant or obligation under this Lease, and that failure continues or re-occurs after written demand for compliance with the Lease has been given to LESSEE by LESSOR, then LESSOR may elect to declare the Lease forfeited and may proceed to recover possession of the Lease Premises from LESSEE. If LESSEE breaches the Lease by abandoning the Lease Premises, then LESSOR may declare the Lease terminated and of no further force or effect.

11. REMEDIES FOR LESSOR DEFAULT:

If LESSOR fails to perform any term covenant or obligation under this Lease, and that failure continues or re-occurs after written demand from LESSER for LESSOR’s compliance with the Lease, then LESSEE may declare LESSOR in breach and the Lease of no further force or effect. After such termination, LESSOR must return to LESSEE all prepaid rents and the refundable portion of the deposit.

Confidential	Page 2	9/11/2007

12. DISPUTE RESOLUTION:

In the event LESSEE and LESSOR are unable to resolve a dispute or claim arising between them in connection with this Lease, either party may submit that dispute or claim to any alternative dispute resolution service, including mediation services or judge.

13. EXCLUSION CLUSES:

The agreement will be automatically terminated attributable to Force Majeure events including natural disasters, contingency and war etc. caused damaged and LESSEE’S loss, neither side shall bear the economic responsibilities.

14. OTHERS:

This Agreement may be executed simultaneously in four counterparts. Each counterpart shall be deemed an original, and all of the counterparts together shall constitute but one and the same instrument.

In witness whereof, the parties hereto have caused this agreement to be executed by their duly authorized representative.

Agreed to and accepted by:

Wuhan Zhong Jiang Real Estate Development Co. Ltd. (LESSOR)

By:

Name:

Title:

Date:

ANDA Networks (Wuhan) Inc. (LESSEE)

By:

Name:

Title:

Date:

Confidential	Page 3	9/11/2007